UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 22, 2026 (October 16, 2026)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	AAME	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2026, Atlantic American Corporation (the “Company”) received a Staff Delisting Determination (the “Staff Determination”) from the listing qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process to delist the Company’s common stock as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires companies with securities listed on Nasdaq to timely file all required periodic reports with the Securities and Exchange Commission (“SEC”). The Staff Determination was issued because the Company had not filed its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 (collectively, the “Delinquent Reports”) by October 12, 2026, which was the last day of the 180‑day extension period that had been previously granted by Nasdaq for the Company to regain compliance with the Rule.

Subsequent to the Company’s receipt of the Staff Determination, the Company filed the 2025 Form 10-K with the SEC on October 16, 2026. The Company continues to work diligently, and is making progress, toward filing the remaining Delinquent Reports and regaining compliance with the Rule as promptly as practicable.

The Company intends to appeal the Staff Determination by timely requesting a hearing before a Nasdaq Hearings Panel (the “Hearings Panel”), which request must be made by October 23, 2026. According to the Staff Determination, hearings are typically scheduled to occur approximately 30 to 45 days after the date of a company’s hearing request. The hearing request will automatically stay the suspension of trading of the Company’s common stock on Nasdaq for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also intends to request that the suspension of trading be further stayed pending the hearing process. However, there can be no assurance that the Hearings Panel will grant the Company an extended stay pending the hearing process. In the event that the Hearings Panel determines not to grant the Company an extended stay, the Company’s common stock would be suspended from trading at the end of the 15-day automatic stay period and would remain suspended unless the Hearings Panel, in its written decision issued after the hearing, determines to reinstate the trading of the Company’s common stock.

On October 22, 2026, the Company issued a press release announcing its receipt of the Staff Determination. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated October 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Except for historical information contained herein, this Current Report on Form 8-K contains forward‑looking statements, including statements regarding the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s intended appeal of the Staff Determination, and the Company’s intended request for an extended stay of the suspension of trading of its common stock on Nasdaq. These forward-looking statements are not guarantees of future results and involve a number of risks and uncertainties and actual results could differ materially from those indicated by such forward‑looking statements due to a number of factors, including: the outcome of the Company’s appeal of the Staff Determination; the risk that the Hearings Panel will not grant the Company’s request for an extended stay or any additional extension period to regain compliance with the Rule; and those factors discussed in reports that the Company files from time to time with the SEC. In addition, forward‑looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ Nickeesha Bates
Nickeesha Bates
Vice President, Corporate Controller, Corporate Accounting/Finance

Date: October 22, 2026